EXHIBIT 10.18

                                Billy Dead, Inc.
                                2312 Lorenzo Dr.
                          Los Angeles, California 90068

Employment Agreement dated as of October 15, 2002, between Billy Dead, INC., a Delaware corporation (with its successors and assigns, referred to as the "Corporation"), and PETER S. FUHRMAN (hereinafter referred to as "Fuhrman").

            FUHRMAN and the Corporation therefore agree as follows:

      1. Term of Employment. The Corporation hereby employs FUHRMAN and FUHRMAN hereby accepts employment with the Corporation for the period (the "Term") commencing on the date hereof (the "Commencement Date"), and ending on the third anniversary of the successful completion of the Corporation's initial public offering (the "IPO") or upon the earlier termination of the Term pursuant to this Agreement. The Term may be extended upon mutual agreement by the parties. The termination of the Term for any reason shall end FUHRMAN's employment under this Agreement, but, except as otherwise set forth herein, shall not terminate FUHRMAN's or the Corporation's other agreements in this Agreement.

      2. Position and Duties. During the Term, FUHRMAN shall serve as Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the Corporation. FUHRMAN shall also hold such additional positions and titles as the Board of Directors of the Corporation and FUHRMAN mutually determine from time to time. FUHRMAN shall report to the Board of Directors. During the Term, FUHRMAN shall not be required to devote his full time and attention to performing his duties as an employee of the Corporation, but shall devote such time as is reasonably necessary for him to perform his duties hereunder.

      3. Compensation. The Corporation shall pay FUHRMAN cash compensation of $150,000 per Term, such compensation to be paid ratably over the Term. Subject to the provisions of Section 7, in the event the Term ends prior to its full-length, all remaining cash compensation shall be accelerated and paid.

      4. Credit. Subject to FUHRMAN completing all material services hereunder, FUHRMAN will receive a screen credit as "Chief Executive Officer, Billy Dead Inc.", or other such credit as deemed appropriate by the producers acting in good faith. Placement of such credit will be determined at the discretion of the producers.

      5. Employee Benefits. The Corporation will not pay or make available any employee benefits to FUHRMAN, including vacation, pension or retirement plan contributions or health or life insurance plans.

      6. Expenses. During the Term, the Corporation shall reimburse FUHRMAN for actual out-of-pocket expenses incurred by him in the performance of his services for the Corporation upon the receipt of appropriate documentation of such expenses.

      7. Termination.

            (a) General. The Term shall end immediately upon FUHRMAN's resignation, his death or Disability, as defined in Section 8, or termination by the Corporation for Cause. Upon termination of the Term due to FUHRMAN's resignation, death, Disability or for Cause, all


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      compensation due under this Agreement will cease. Upon the Corporation's termination of the Term for Cause, FUHRMAN shall have ten (10) days to cure said Cause, if curable.

            (b) Notice of Termination. The Corporation shall notify FUHRMAN in writing of its termination of his employment hereunder. The Corporation's failure to give notice under this Section 7(b) shall not, however, affect the validity of the Corporation's termination of the Term.

            (c) Termination by the Corporation for Cause. If terminated by the Corporation for Cause, the Corporation shall describe to FUHRMAN the grounds for his termination. Upon the Corporation's termination of the Term for Cause, all compensation due FUHRMAN under this Agreement will cease.

            (d) Termination by the Corporation other than upon Death, Disability or Cause. In the event that the Corporation terminates its relationship with FUHRMAN prior to the end of the Term in circumstances other than Death, Disability or Cause, FUHRMAN shall promptly receive all compensation payable to him under Section 3.

      8. Definitions.

            (a) "Cause" Defined. "Cause" means (i) willful malfeasance or willful misconduct by FUHRMAN in connection with his employment; (ii) FUHRMAN's gross negligence in performing any of his duties under this Agreement; (iii) FUHRMAN's conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any felony; (iv) FUHRMAN's habitual drunkenness or excessive absenteeism not related to illness; (iv) FUHRMAN's material breach of any written policy applicable to all employees adopted by the Corporation; or
(i) material breach by FUHRMAN of any of his agreements in this Agreement.

            (b) "Disability" Defined. "Disability" shall mean FUHRMAN's incapacity due to physical or mental illness that results in his being unable to substantially perform his duties hereunder for six consecutive months (or for six months out of any nine-month period). Upon termination, after the end of the period of Disability, all compensation due FUHRMAN under this Agreement shall cease.

      9. Stock Purchase. Simultaneously herewith, FUHRMAN has purchased 144,000 shares of the Corporation's Common Stock from the Corporation's former Chief Executive Officer, Charles Ryan, for the sum of $144 (the "Shares"). The Corporation will have the right to repurchase all of the Shares for fair market value, to be determined by the board of directors and ratified by a majority of outside directors ("FMV"), if FUHRMAN's employment is terminated prior to the consummation of the IPO, provided that such right is exercised by the Company prior to the completion of the IPO. If FUHRMAN's employment is terminated on or prior to the first anniversary of the completion of the IPO, the Corporation will have the right to repurchase 75% of the Shares at FMV, provided that such right is exercised by the Company prior to such first anniversary. If FUHRMAN's employment is terminated prior to the second anniversary of the completion of the IPO, the Corporation will have the right to repurchase 50% of the Shares at FMV, provided that such right is exercised by the Company prior to such second anniversary. If FUHRMAN's employment is terminated prior to the third anniversary of the completion of the IPO, the Corporation will have the right to repurchase 25% of the Shares at FMV, provided that such right is exercised by the Company prior to such third anniversary. The Corporation shall not have any repurchase rights if FUHRMAN remains employed by the Corporation as of the third anniversary of the IPO or if his employment is terminated by the Corporation at any time prior thereto without Cause.


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      10. Director's Shares. The Corporation also has issued shares of the
Company's Common Stock to FUHRMAN for cash consideration. Such shares are subject to certain repurchase rights of the Corporation under a Director's Agreement between the Corporation and FUHRMAN relating to his service on the Corporation's Board of Directors.

      11. Restrictions on Selling the Corporation's Securities. FUHRMAN agrees to execute and deliver a share escrow agreement reasonably requested by any underwriter for the IPO and agrees that a restriction on selling the Corporation's securities required by any such escrow agreement shall be deemed reasonable.

      12. Confidentiality.

            (a) "Corporation Information" Defined. "Corporation Information" means all information, knowledge or data of or pertaining to (i) the Corporation, its employees and all work undertaken on behalf of the Corporation, and (ii) any other person, firm, corporation or business organization with which the Corporation may do business during the Term, that is not in the public domain (and whether relating to methods, processes, techniques, discoveries, pricing, marketing or any other matters).

            (b) Confidentiality. FUHRMAN hereby recognizes that the value of all trade secrets and other proprietary data and all other information of the Corporation not in the public domain disclosed by the Corporation in the course of his employment with the Corporation is attributable substantially to the fact that such confidential information is maintained by the Corporation in strict confidentiality and secrecy and would be unavailable to others without the expenditure of substantial time, effort or money. FUHRMAN therefore, except as provided in the next two sentences, covenants and agrees that all Corporation Information shall be kept secret and confidential at all times during and after the end of the Term and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as the Corporation may otherwise expressly authorize by action of the Board. In the event that FUHRMAN is requested in a judicial, administrative or governmental proceeding to disclose any of the Corporation Information, FUHRMAN will promptly so notify the Corporation so that the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. If disclosure of any of the Corporation Information is required, FUHRMAN may furnish the material so required to be furnished, but FUHRMAN will furnish only that portion of the Corporation Information that legally is required.

      13. Restrictive Covenants. FUHRMAN hereby confirms that since it is reasonably necessary to protect the Corporation's goodwill, agrees that he will not directly or indirectly (except where authorized by the Board for the benefit of the Corporation), for or on behalf of himself or any Person (hereinafter defined):

      (i) at any time during his tenure as an officer, director, employee or consultant of the Corporation act as or be an officer, director, stockholder, consultant or advisor, partner or employee of, or render any service for, or have any profit-sharing or other interest in, or lend money or make any other financial accommodation for or on behalf of, or undertake any business transaction with, any Person that engages in or is planning or preparing to engage, directly or indirectly, in competition with the Corporation or any corporate affiliate of the Corporation, where "competition" shall mean only the production or distribution of the Picture (a "Competitive Activity"), except that he may hold securities that are part of a publicly traded class of securities (not in excess of 5% of the outstanding total of any class of such securities) in competitive concerns so long as he discloses such holding to the Corporation; or


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      (ii) at any time during his tenure as an officer, director, employee or consultant of the Corporation and for a period of two years after he is no longer any of an officer, director, employee or consultant for any reason, engage in or plan or prepare to engage in any Competitive Activity;

      (iii) at any time during his tenure as an officer, director, employee or consultant of the Corporation and for a period of two years after he is no longer any of an officer, director, employee or consultant for any reason, employ or otherwise obtain services from, or solicit or otherwise attempt to employ or otherwise obtain services from, or assist any person in employing or otherwise obtaining services from, or soliciting or otherwise attempting to employ or otherwise obtain services from, any person who is then, or at any time during the preceding twelve months shall have been, in the employ of or retained by the Corporation and/or its affiliates; or

      (ivi) at any time during his tenure as an officer, director, employee or consultant of the Corporation and for the applicable period thereafter specified in each of the clauses above, negotiate for or enter into an agreement, understanding or arrangement, or otherwise cause or authorize any person, to take any of the actions prohibited by such clause.

As used herein, the term "Person" means any person, corporation, partnership or other entity.

      14. Enforcement. FUHRMAN agrees that any breach or threatened breach by him of any provision of Sections 12 and 13 will, because of the unique nature of such services rendered by him to the Corporation and the Corporation Information entrusted to him as aforesaid, cause irreparable harm to the Corporation, and shall entitle the Corporation, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach, without the need to show irreparable injury or to post any bond, which are hereby waived by FUHRMAN in any such case. The parties hereto understand and intend that each restriction agreed to by FUHRMAN hereinabove shall be construed as separable and divisible from every other restriction, and the unenforceability, in whole or in part, of any such restriction, shall not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. FUHRMAN further acknowledges that the Corporation is relying upon such covenants as an inducement to enter into this Agreement.

      15. Successors and Assigns.

            (a) FUHRMAN. This Agreement is a personal contract, and the rights and interests that the Agreement accords to FUHRMAN may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him. All rights and benefits of FUHRMAN shall be for the sole personal benefit of FUHRMAN, and no other person shall acquire any right, title or interest under this Agreement by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against FUHRMAN. Except as so provided, this Agreement shall inure to the benefit of and be binding upon FUHRMAN and his personal representatives, distributees and legatees.

            (b) The Corporation. This Agreement shall be binding upon the Corporation and inure to the benefit of the Corporation and of its successors and assigns.

      16. Entire Agreement. This Agreement represents the entire agreement between the parties concerning FUHRMAN's employment with the Corporation and supersedes all prior negotiations, discussions, understandings and agreements, whether written or oral, between FUHRMAN and the Corporation relating to the subject matter of this Agreement.


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      17. Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by FUHRMAN and by a duly authorized officer of the Corporation. No waiver by any party to this Agreement of any breach by another party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

      18. Notices. Any notice to be given under this Agreement shall be in writing and delivered personally or sent by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below, or to such other address of which such party subsequently may give notice in writing:

If to FUHRMAN:                      Peter S. Fuhrman
                                    11925 Wilshire Boulevard, #207
                                    Los Angeles, CA 90025

If to the Corporation:              Billy Dead, Inc.
                                    2312 Lorenzo Dr. 90068
                                    Attention: Board of Directors

      Any notice delivered personally or by overnight courier shall be deemed given on the date delivered and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date mailed.

      19. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable shall not be affected, and each provision of this Agreement shall be validated and shall be enforced to the fullest extent permitted by law. If for any reason any provision of this Agreement containing restrictions is held to cover an area or to be for a length of time that is unreasonable or in any other way is construed to be too broad or to any extent invalid, such provision shall not be determined to be entirely null, void and of no effect; instead, it is the intention and desire of both the Corporation and FUHRMAN that, to the extent that the provision is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and such other constraints or conditions (although not greater than those contained currently contained in this Agreement) as shall be valid and enforceable under the applicable law.

      20. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

      21. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

      22. Withholding Taxes. All salary, benefits, reimbursements and any other payments to under this Agreement shall be subject to all applicable payroll and withholding taxes and deductions required by any law, rule or regulation of and federal, state or local authority.


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      23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together constitute one and same instrument.

      24. Applicable Law; Jurisdiction. The laws of the State of California shall govern the interpretation, validity and performance of the terms of this Agreement, without reference to rules relating to conflicts of law. Any suit, action or proceeding against FUHRMAN with respect to this Agreement, or any judgment entered by any court in respect thereof, may be brought in any court of competent jurisdiction in the State of California, as the Corporation may elect in its sole discretion, and FUHRMAN hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                     /s/ PETER S. FUHRMAN
                                     --------------------
                                     (Peter S. Fuhrman)

Billy Dead, INC.


By: /s/ JULIE LYNN
------------------
(Julie Lynn)
Vice President and Secretary


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